Exhibit 10.22

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION HEREOF OR UPON EXCHANGE HEREUNDER (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS; OR (II) AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

UNSECURED CONVERTIBLE TERM PROMISSORY NOTE

Issuance Date: May 30, 2014	$150,660 (USD)

For Value Received, Cachet Financial Solutions Inc., a corporation incorporated under the laws of the State of Minnesota and located at 18671 Lake Drive East, Chanhassen, MN 55317 (the “Company”), hereby promises to pay to the order of Michaelson Capital Special Finance Fund, LP, a Delaware limited partnership or its successors or assigns (as applicable, the “Holder”), the principal amount of $150,660 (USD), on or prior to July 31, 2014 (the “Maturity Date”), in accordance with the terms hereof.  This Unsecured Convertible Promissory Note is hereinafter referred to as the “Note.”  This Note represents the residual amount owed, as of the Issuance Date (and after application of a $2.0 million payment by the Company to Holder, or its affiliate on or about the Issuance Date), by the Company to Holder pursuant to and in connection with that certain Loan and Security Agreement by and between the parties dated as of October 26, 2012 (as amended on February 19, 2013) (the “Loan Agreement”).

1.INTEREST AND PAYMENTS

 (a)           Term and Payment.  The principal amount of this Note, together with all accrued but unpaid interest and any other sums owed hereunder, shall be due and payable at the close of business on the Maturity Date.  All payments and prepayments shall be applied in the manner provided in the Loan Agreement.

 (b)           Prepayment.  The Company may at its option prepay all principal and interest owed under this Note, in whole or in part, at any time and from time to time, at a redemption price equal to the sum of (i) 100% of the then-outstanding principal amount of this Note, plus (ii) all then accrued but unpaid interest under this Note, plus (iii) the sum of all remaining scheduled payments of interest under this Note through the Maturity Date.  The Company shall exercise its prepayment right by delivering written notice to the Holder at least 10 business days in advance of the date of prepayment and specifying in such notice the date on which the Note will be so prepaid.  The Holder shall nonetheless retain the right to convert this Note pursuant to Section 2 through the actual date of prepayment.

2.CONVERSION RIGHTS

 (a)           Conversion Right.  Immediately upon the consummation of an IPO (as defined below), all outstanding principal, together with all accrued but unpaid interest under this Note, shall at the written election of the Holder (which written election must be provided no earlier than 30 days after the Issuance Date) convert into fully paid and non-assessable shares of the common stock of Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet Delaware”), par value US$0.0001 per share (the “Common Stock”), at the conversion price determined as provided herein (a “Conversion”).  The number of shares of Common Stock issuable upon a Conversion (the “Conversion Shares”) shall equal the number obtained by dividing (x) the principal amount of this Note outstanding as of the date of Conversion, plus all accrued but unpaid interest thereon, by (y) the Conversion Price.  In this regard, the “Conversion Price” (subject to equitable adjustment for stock splits, combinations, stock dividends, etc.), shall be equal to 90% of the price at which that certain series of Convertible Promissory Notes of Cachet Delaware, offered for sale in March-May 2014 (a copy of which is attached hereto as Exhibit A), convert into Common Stock upon the consummation of an IPO, as defined therein.  In addition, if this Note is converted, Cachet Delaware will issue to Holder warrants to purchase an additional number of shares of Common Stock (equal in number to the number of Conversion Shares received by the Holder pursuant hereto), with a three-year term, an exercise price equal to 125% of the price at which Common Stock is sold in the IPO, and containing other customary terms and conditions reasonably acceptable to the parties.  For all purposes of this Note, the term “Conversion Securities” will include the Conversion Shares and the warrants issued upon a Conversion.

(b)           Manner of Conversion.  Upon any exercise by the Holder of its right to convert this Note, such conversion shall be effected in the following manner:

(i)           The Company shall, within 10 business days of the date of the conversion (which shall be deemed effective as of the date specified in the written conversion election, subject, however, to the provisions of paragraph (a) above), deliver to the Holder one or more certificates and instruments representing the Conversion Securities; provided, however, that no fractional shares shall be issued in connection therewith, nor shall any transfers be permitted except in accordance with applicable securities laws.  Upon any such conversion, the number of Conversion Securities issuable shall be rounded to the nearest whole number (with even halves rounded up).

(ii)          The issuance of certificates and instruments representing the Conversion Securities upon a conversion shall be made without charge to the Holder in respect thereof or other cost incurred by the Company.

(iii)         All Conversion Securities issued upon a conversion hereunder shall, when so issued, be duly authorized and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.  The Company shall take all such actions as may be necessary to ensure that all such Conversion Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such securities are quoted.

3.TRANSFER, EXCHANGE AND REPLACEMENT

 (a)           Transfer or Exchange.  This Note has not been and is not being registered under the provisions of the Securities Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales under Rule 144 unless in accordance with applicable law and unless: (1) the transferee is an “accredited investor” (as defined in Regulation D  under the Securities Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the Securities Act.  Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such Holder or transferee may request; provided, however, that this Note may not be transferred by Holder to any Person other than Holder’s affiliates without the prior written consent of the Company.  The Company shall be entitled to regard the registered Holder of this Note as the Holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

 (b)           Replacement.  Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

4.DEFAULTS AND REMEDIES

 An Event of Default shall occur if the amounts owing under this Note are not paid upon the Maturity Date, in which case the Holder shall have all remedies available to it under applicable law.

5.AMENDMENT  AND  WAIVER

 The  provisions  of  this  Note  may  not  be  modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Holder.

6.CANCELLATION

 After all principal and accrued but unpaid interest due and owing on this Note has been paid in full or converted  pursuant to Section 2, this Note shall automatically be deemed canceled, and upon the Company’s request the Holder shall surrender this Note to the Company.

7.COMPANY’S WAIVER OF NOTICE

 To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.GOVERNING LAW

 This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflicts of law.

9.INDEMNITY AND EXPENSES

 The Company agrees to pay and reimburse the Holder upon demand for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) that the Holder may incur in enforcing its rights under this Note (including but not limited to collection).

10.   WAIVER OF RIGHTS

 No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11.    NOTICE

 Notices shall be given at the address for the Company or Holder, as applicable, indicated in the Loan Agreement.  Notice shall be deemed to have been given as described in the Loan Agreement.

12.    UNSECURED NATURE OF NOTE; RELEASE OF GUARANTORS; WAIVER OF DEFAULT

 The obligations of the Company under this Note are unsecured.  By countersigning this Note, the Holder hereby releases (i) the Guarantors from all of their obligations under the Guaranty (as such capitalized terms are defined in the Loan Agreement) earlier furnished in connection with the Loan Agreement, and (ii) all security interests granted by the Company to Holder pursuant to or in connection with the Loan Agreement and the Loan Documents (as defined in the Loan Agreement).  The Guarantors shall be third-party beneficiaries of this release.  Finally, upon due execution and delivery of this Note, Holder also waives all prior defaults of the Company under the Loan Agreement.

*  *  *  *  *  *  *

In Witness Whereof, the Company has caused this Note to be executed as of the date first indicated above, Cachet Delaware has acknowledged its obligations under Section 2 of this Note, and the Holder has countersigned this Note to express its agreement with the provisions of Section 12 of this Note.

CACHET FINANCIAL SOLUTIONS INC.

By:	/s/ Jeffrey Mack
Name:	Jeffrey Mack
Title:	Chief Executive Officer

Acknowledged:

CACHET FINANCIAL SOLUTIONS, INC. (referred to herein as “Cachet Delaware”)

By:	/s/ Jeffrey Mack
Name:	Jeffrey Mack
Title:	Chief Executive Officer

Countersigned:

MICHAELSON CAPITAL SPECIAL FINANCE FUND, LP

By:	/s/ John C. Michaelson
Name:	John C. Michaelson
Title:	Managing Partner

[Signature Page to Unsecured Convertible Promissory Note]